EXHIBIT 99.1

Cytokinetics Announces Inducement Grants Under NASDAQ Listing Rule 5635(C)(4)

SOUTH SAN FRANCISCO, Calif., Nov. 01, 2021 (GLOBE NEWSWIRE) -- Cytokinetics, Incorporated (Nasdaq: CYTK) today announced that on October 29, 2021 it granted stock options to purchase an aggregate of 68,550 shares of common stock to 8 new employees, whose employment commenced in October 2021, as a material inducement to their employment.

The stock options that were granted are subject to an exercise price of $34.91 per share, which is equal to the closing price of the Company’s common stock on October 29, 2021, and will vest over 4 years, with 1/4th of the shares underlying the employee’s option vesting on the one-year anniversary of the applicable vesting commencement date and the remaining shares thereafter vesting monthly at a rate of 1/48th of the shares underlying each employee’s option over the subsequent 36 months, subject to the new employee’s continued service with the Company. Each stock option has a 10-year term and is subject to the terms and conditions of the Company's Amended and Restated 2004 Equity Incentive Plan and the stock option agreement pursuant to which the option was granted.

The options were granted as material inducements to employment in accordance with Nasdaq Listing Rule 5635(c)(4).

About Cytokinetics

Cytokinetics is a late-stage biopharmaceutical company focused on discovering, developing and commercializing first-in-class muscle activators and next-in-class muscle inhibitors as potential treatments for debilitating diseases in which muscle performance is compromised. As a leader in muscle biology and the mechanics of muscle performance, the company is developing small molecule drug candidates specifically engineered to impact muscle function and contractility. Cytokinetics is preparing a U.S. NDA submission of omecamtiv mecarbil, its novel cardiac muscle activator, following positive results from GALACTIC-HF, a large, international Phase 3 clinical trial in patients with heart failure. Cytokinetics is conducting METEORIC-HF, a second Phase 3 clinical trial of omecamtiv mecarbil. Cytokinetics is also developing aficamten, a next-generation cardiac myosin inhibitor, for the potential treatment of hypertrophic cardiomyopathies (HCM). The company has announced positive results from Cohorts 1 and 2 in REDWOOD-HCM, a Phase 2 clinical trial of aficamten in patients with obstructive HCM. Cytokinetics expects to start SEQUOIA-HCM, the Phase 3 clinical trial of aficamten in patients with obstructive HCM in Q4 2021. Cytokinetics is also developing reldesemtiv, a fast skeletal muscle troponin activator, currently the subject of COURAGE-ALS, a Phase 3 clinical trial in patients with ALS. Cytokinetics continues its over 20-year history of pioneering innovation in muscle biology and related pharmacology focused to diseases of muscle dysfunction and conditions of muscle weakness.

For additional information about Cytokinetics, visit www.cytokinetics.com and follow us on Twitter, LinkedIn, Facebook and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). Cytokinetics disclaims any intent or obligation to update these forward-looking statements and claims the protection of the Act's Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Cytokinetics' and its partners' research and development activities of Cytokinetics’ product candidates. Such statements are based on management's current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to the risks related to Cytokinetics' business outlined in Cytokinetics' filings with the Securities and Exchange Commission particularly under the caption “Risk Factors” in Cytokinetics’ latest Quarterly Report on Form 10-Q. Forward-looking statements are not guarantees of future performance, and Cytokinetics' actual results of operations, financial condition and liquidity, and the development of the industry in which it operates, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that Cytokinetics makes in this press release speak only as of the date of this press release. Cytokinetics assumes no obligation to update its forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact:
Joanna Siegall
Senior Manager, Corporate Communications, Investor Relations
(425) 314-1721